SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 12, 2004

                                 NUI Corporation
             (Exact name of registrant as specified in its charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

                                    001-16385
                            (Commission File Number)

                                   22-3708029
                         (I.R.S. Employer Identification
                                    Number)

                          550 Route 202-206, PO Box 760
                          Bedminster, New Jersey 07921
              (Address and zip code of principal executive offices)

                                 (908) 781-0500
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01--Other Events

     NUI Corporation ("NUI" or the "Company") is filing this Form 8-K with the Securities and Exchange Commission ("SEC") to disclose that it is providing to its shareholders information regarding a memorandum of understanding that has been entered into to settle the civil action captioned Green Meadows Partners, LLP on behalf of itself and all others similarly situated v. Robert P. Kenney, Bernard S. Lee, Craig G. Mathews, Dr. Vera King Farris, James J. Forese, J. Russell Hawkins, R. Van Whisnand, John Kean, NUI Corporation and AGL Resources, Inc. As previously announced, this civil action was brought in connection with the proposed merger of NUI and AGL Resources Inc. ("AGL") on behalf of a putative class of the shareholders of the Company (collectively, the "Plaintiff") and names as Defendants eight Directors of the Company, the Company and AGL.

     Although the Company believes that the action is without merit, the Company also believes that litigation could delay and create uncertainty as to the Company's ability to consummate the merger, and that such delay and uncertainty are not in the best interests of the Company and its shareholders. Accordingly, representatives of AGL entered into discussions with counsel for the plaintiff with respect to a possible settlement of the action. An agreement in principle has been reached to settle the litigation and a memorandum of understanding has been entered into with respect to that agreement. Pursuant to the settlement, Plaintiff and Defendants have agreed to a settlement of the action in exchange for the Company providing shareholders with additional information relating to
(i) the various strategic alternatives considered by NUI's board of directors and the special committee of the board of directors at their respective meetings in September 2003, (ii) the amounts payable to individual current directors upon consummation of the merger, (iii) the amounts paid and payable to NUI's financial advisors in connection with the sale of the Company, and (iv) prior relationships between AGL and NUI's financial advisors. This additional information is being mailed to shareholders on or around October 12, 2003 and also was filed by the Company today with the SEC as additional definitive proxy materials under Schedule 14A.

     In addition, as part of the settlement, the Defendants will consent to a settlement class that consists of persons holding shares of NUI common stock at any time from July 15, 2004 until the date on which the merger is consummated, and AGL will pay Plaintiff's attorney's fees and costs in the amount of $285,000, with payment of such fees subject to final court approval of the settlement and such fees and costs, and consummation of the merger. No part of these attorney's fees or costs will be paid out of monies that would otherwise have been paid to NUI shareholders. The settlement is contingent upon final court approval and the consummation of the merger with AGL.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            NUI CORPORATION



                            By: /s/  Steven D. Overly
                                -----------------------------------------------
                                Name:  Steven D. Overly
                                Title: Vice President, Chief Financial Officer,
                                       General Counsel, Treasurer and Secretary


Dated:  October 12, 2004